UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Sarissa Capital Management LP
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Paul Cohen, M.D.
Mark DiPaolo
Keith L. Horn
Odysseas Kostas, M.D.
Louis Sterling III
Diane E. Sullivan

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on February 7, 2023 by Sarissa Capital. This filing also contains materials posted by Sarissa Capital to www.freeamarin.com in connection with the press release.

SARISSA CAPITAL HIGHLIGHTS AMARIN’S
INACCURATE AND MISLEADING STATEMENTS

Sarissa urges all shareholders to vote the BLUE proxy card for needed change at Amarin on or prior to February 21, 2023

Do NOT vote Amarin’s WHITE proxy card

Greenwich, CT, February 7, 2023 – Sarissa Capital Management LP (“Sarissa”) today made the following statement on Amarin Corporation plc (NASDAQ: AMRN):

Sarissa today released a presentation highlighting many of the inaccurate and misleading statements Amarin made in its attempts to thwart shareholder representation and oversight on the board. For Sarissa’s presentation, please click on the link below.

Presentation: https://freeamarin.com/wp-content/pdfs/presentation-slides-020723.pdf

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

Vote the BLUE proxy card “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen from the board.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE ON OR BEFORE TUESDAY, FEBRUARY 21, 2023.

Shareholders should be receiving the BLUE proxy card this week. If you do not receive your BLUE proxy card this week or have any questions on how to vote, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Shareholders call toll-free: (800) 331-7024
Banks and Brokers call: (212) 269-5550
By Email: AMRN@dfking.com

#FreeAmarin

Contact:	Jean Puong Sarissa Capital Management LP info@sarissacap.com

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).

 VOTE THE BLUE PROXY CARD FOR CHANGE AT AMARINDO NOT VOTE the WHITE proxy cardVote “FOR” the election of Sarissa nominees Vote “FOR” the removal of Chairman Per Wold-Olsen The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT IN ORDER FOR YOUR VOTE TO BE VALID SARISSA MUST SUBMIT YOUR VOTE BEFORE 10 AM EST (NEW YORK TIME) ON FEBRUARY 22, 2023. THEREFORE, WE ARE ASKING THAT ALL HOLDERS SUBMIT THEIR VOTE BY TUESDAY, FEBRUARY 21, 2023 OR THE EARLIEST TIME POSSIBLE.   2  For additional information, please visit  https://www.freeamarin.com

 Amarin attempts to obscure the truth, but shareholders can see the classics spinning in the background  3  “We’ve got the right to choose…”  - We’re Not Going to Take It by Twisted Sister

 Amarin’s talk of “new board, new management” seems to whitewash its recent performance in 2022 when shareholders lost > $840 M  4  *Total return and market cap change calculated from 12/31/2021 to 12/30/2022  Amarin’s performance for shareholders appears equally bad under new board and management  “Meet the new boss, same as the old boss…”  - Won’t Get Fooled Again by The Who

 Amarin touts generating >$1 Bn in sales since first generic launched in the US, but since then Amarin has spent >$1 Bn* and the value of Amarin’s stock is down almost $1 Bn†  5  Since generics in US first launched in 4Q20, Amarin’s cash has only declined  therefore, all the revenue and more was spent. Shareholders have lost ~$1 Bn in equity value†  *Major cash spend includes OpEx and inventory build  †Market cap calculated from November 5, 2020, to February 3, 2023  Source: Amarin Quarterly Financial Reports and Press Releases

 “New Amarin” took 6 months to announce cost reduction plan after US market upended by expected 3rd generic entrant in Jan. 2022  destroying shareholder capital  6  January 2022:  3rd generic entrant  June 2022:  “Comprehensive Cost Reduction Plan”  6 months!  “Hello? Is there anybody in there?”  - Comfortably Numb by Pink Floyd

 Shareholders have heard this song, seen this dance before; they are tired of shifting goalposts and want accountability  7  Sources: AMRN First Quarter 2022, January 10, 2023 press release, FY2020 earnings call, FY2021 earnings call, AMRN JPM 2023 Presentation, AMRN Schedule 14A (2/6/2023)  Promised approvals in up to 6 new countries in 2022  Puerto Rico counted as an “international approval”  Pricing negotiations in France started in early 2022  Launch in France potentially as late as 2024  Promised approval in China “near the end of 2021”  China approval now expected in 1Q 2023

 Amarin behind schedule on launch of Vazkepa (aka Vascepa) in Europe  8  “In Europe, we are on-track to deliver on our commitment to obtain pricing and reimbursement approval in up to eight European markets and to launch in up to six European markets this year [2022]…”  Karim Mikhail, President / CEO   Oct 27, 2022  1  2  3  4  5  Amarin promises 6 launches, delivers 5 launches and loses Germany  EU5  EU5  EU5  EU5  Germany – critical missing country  EU5  EU5 represents 5 of the largest pharmaceutical markets in Europe  J.P. Morgan 2023 Healthcare Conference (January 2023)

 Although EMA approved in 2021, the pricing decision and publication in France (another large market) looks potentially delayed until 2024  9  J.P. Morgan Healthcare Conference Presentation, January 2023  *Source: AMRN J.P. Morgan 2023 Presentation (January 2023)  The appearance of “2024” is surprising, as Amarin has been in price negotiations since early 2022 and, in October 2022, Amarin stated, “[we] are now in the mid- to late stage reimbursement negotiations in France…”  ?  ?  ?  Potentially 3 years after drug approval!

 The China Vascepa approval hasn’t occurred as promised, now expected in 1Q23  10  Amarin Full Year 2020 Earnings (February 2021)  Amarin Full Year 2021 Earnings (March 2022)  Source: Company earnings  Amarin DEFA14A from February 6, 2023 now suggests 1Q23 approval

 Amarin asks not to be held accountable for goals it publicly sets, particularly when qualified with “up to”  11  Amarin press release – October 27, 2022  Amarin press release – February 6, 2023  Amarin would like to set goals it doesn’t necessary intend to achieve by using the term “up to.” Similarly, Amarin could have said “up to” 100 markets and still be “well on track”   “I can speak up to 100 languages.”  “Which ones?”  “English and German.”  “I said up to 100, not 100.”  “That’s only two.”

 Amarin, your goals for 2022 did not always include “up to” 6 countries in 1st wave  12  Amarin’s goal of 6 countries very clear on 1Q22 slides  “Up to” only added in subsequent quarterly presentations  Source: Company earnings slides 1Q22

 In touting 2022 progress, management continues to stretch the definition of “international” approvals  13  Source: FDA Website  Amarin DEFA14A on February 6, 2023  ?  ?  ?  As FDA responsibilities include Puerto Rico and FDA extended Vascepa’s label in 2019  incremental “regulatory approval” in Puerto Rico is a disingenuous attempt by company to pad its 2022 progress

 Management blames everyone and everything except itself for the German launch failure  14  UK Launch Ongoing  Amarin 1Q22 Earnings - May 2022  J.P. Morgan Healthcare Conference Presentation - January 2023  Amarin initially optimistic on Germany, as evident by the large 150-person field force it deployed. After German negotiations failed, Amarin has taken no responsibility

 Amarin should think outside the box when it considers commercializing to single payor countries  15  Source: Novartis press release, January 2020  Before Novartis acquired The Medicines Company, Sarissa and The Medicines Company laid the groundwork for a paradigm change in population health management and commercialization of cardiovascular drugs. Sarissa believes drugs like Vascepa can benefit from this new model  “For the times they are a-changin’ ”  - The Times They Are A-Changin’ by Bob Dylan

 Amarin’s current board failed to acknowledge and change course after shareholder’s vote at the last annual meeting  16  % votes casted as against or abstention defined as (votes against + abstentions)/votes cast  Source: Amarin 8K (6/30/2022)   Prior to the annual meeting, Sarissa announced that “we intend to vote ‘ABSTAIN’… [as] this reinforces our message that change is needed as we give the board the time to add shareholder representatives…”   Even with almost 50% of votes as “Against” or “Abstain” in June 2022, Amarin board still refuses to add shareholder representatives

 In January 2023, after Sarissa engagement, Amarin suddenly starts “recognizing shareholder frustration” nearly 3 years late   17  Amarin January 19, 2023 Press Release  Amarin’s leadership only started to acknowledge shareholder frustration this year and AFTER Sarissa’s involvement   March 2020: Amarin loses patent suit  *Total return calculated between March 30, 2020 (date of Vascepa Patent loss) and Feb 3, 2023  -86% Total Return!*  “You promise me Heaven, then put me through Hell”  - You Give Love a Bad Name by Bon Jovi

 After Sarissa’s engagement, Amarin decides to pay lip service to shareholders – too little, too late  18  Source: AMRN Schedule 14A (2/6/2023)  A fancy new website does not make up for the lack of shareholder representation on the board participating in the company’s most important decisions  Amarin DEFA14A (2/6/2023)

 Amarin planning to spend >$7 million of shareholder money to keep its shareholders off the board  19  Source: Amarin and Sarissa Definitive Proxies filed January 31, 2023  Amarin DEFC14A (1/31/2023)  Sarissa DEFC14A (1/31/2023)  Sarissa  Amarin  Spent to date  $250,000  $4,315,000  Total expected spend  $1,250,000  $7,350,000  Money being spent  Own  Shareholders’  Not only is Amarin’s spending of shareholder capital not in the best interest of shareholders, their spend is ~6x that of Sarissa. Either Amarin does not know how to spend its money efficiently or the board does not care as it’s not their money

 Amarin disingenuously released record date too late for shareholders to act  20  Amarin Press Release – January 11, 2023  Amarin Company Filing – January 27, 2023  On January 11, Amarin implied in a press release that it would announce the record date with enough time for shareholders to act (e.g. recall shares from loan)  We believe the board informed shareholders of the record date weeks after they had established it in order for shareholders to have difficulty voting their shares  Sources: Amarin press release and corporate filing

 Amarin’s deadline for votes ~1 week before the meeting makes it difficult to collect and count all shareholder votes  21  Meeting Date: February 28, 2023  Cut-off date for votes practically is February 21, 2023  As shareholders realize, shortening the period to collect votes disenfranchises frustrated shareholders by making their votes harder to count

 Amarin effectively thwarted shareholder turnout, demonstrating a lack of genuine concern for shareholder engagement  Shareholder turnout is historically terrible  Routinely, only 50% of shareholder votes show up for meetings  On some matters, <40% of shares vote  Only after the June 2022 meeting and after Sarissa pointed out their issues with shareholder engagement, did Amarin acknowledge it  22  Amarin has continued its pattern of reactive versus proactive, only now paying lip service to its shareholder base, post Sarissa’s engagement

 We understand from multiple directors that Chairman Per Wold-Olsen’s process with Sarissa was not legitimate  23  A few directors acknowledged following Chairman Per Wold-Olsen’s lead and the time to interview candidates was unnecessarily lengthy  our candidacy was “up to Per”  Amarin’s process was anything but the “comprehensive, independent, and transparent” board refreshment process that it touts  Source: Amarin Press Release January 19, 2023, conversations between Sarissa and Amarin board members

 Amarin misrepresents interactions with Sarissa  24  Source: Amarin Press Release February 6, 2023; Sarissa email correspondence  What Amarin Said Happened  What Actually Happened  Amarin email to Sarissa January 31, 2023  Sarissa email to Amarin February 2, 2023  Contrary to Amarin’s false statements, Sarissa responded.   In fact, Amarin has yet to respond to this email from Sarissa  “Tell me sweet little lies”  - Little Lies by Fleetwood Mac

 Amarin delayed transfer of the NOBO list (detailed list of shareholders) to uneven the playing field  25  Five-day delay is significant with such an artificially shortened proxy period. We can only assume Amarin is employing these tactics to uneven the playing field  NOBO: Non-Objecting Beneficial Owners

 Sarissa is the largest shareholder and owns ~17x shares of independent directors at Amarin  26  26  *As of January 23, 2023 according to company filing on 1/31/2023  25,210,000  Shares beneficially owned by Sarissa  Shares beneficially owned by independent directors*  >>  1,501,764 *  Sarissa purchased its shares, unlike the independent board members to whom most of their shares granted as directors  “Every night before I go to sleep, find a ticket, win a lottery”  - Free Money by Patti Smith

 Despite Amarin’s new website, even with stock trading down to ~$1/share, Amarin directors personally have purchased few shares  27  “Purple haze all in my eyes. Don't know if it's day or night”  - Purple Haze by Jimi Hendrix  Amarin’s board appears to be blowing smoke. Personal purchases by directors are important signals that they believe in the company, their leadership and strategy

 Amarin’s attempt to sully our track record using wrong and misleading metrics is disingenuous  Amarin’s analysis is flawed and uses median instead of mean  Our larger positions in which we’ve been involved have been overwhelmingly positive  Average performance of companies during the tenure of Sarissa and Sarissa designees is +39.7%*   Amarin’s performance under CEO Karim Mikhail and Chairman Per Wold-Olsen were -70.8% and -62.8% respectively †  28  Amarin played with the numbers until they found a misleading calculation to smear us with a poor track record  *Calculated as average price change where a Sarissa or Sarissa-affiliated director held tenure as a board member, for larger Sarissa portfolio positions defined as (≥$50M), between the date immediately preceding their first date-in service and 12/30/2022. Not weighted by investment and not indicative of Sarissa’s investment returns.  † Calculated as price change between the dates 7/30/2021 and 12/30/2022 for CEO Karim Mikhail and 1/7/2022 and 12/30/2022 for Per Wold-Olsen.  “I can speak up to 100 languages.”

 Title  Board Reconstitution  Investment Analysis  Population Health Discussions  Financing  Company Operations  Strategic Partnerships and Sale Process  Odysseas Kostas  Senior Managing Director, Head of Research, Sarissa Capital  Mark DiPaolo  Senior Partner, General Counsel, Sarissa Capital  Patrice Bonfiglio  Chief Financial Officer, Sarissa Capital  Diane Sullivan  Chief Commercial Officer, The Medicines Company  Amarin’s assertion that our slate was not involved with The Medicines Company’s $9.7bn sale process is canonically false  29  In fact, 4/7 of our slate was intimately involved with this Sarissa investment  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓  ✓

 Too little, too late  30  Amarin Press Release February 2, 2023  Dwindling cash coffers  Operational missteps  Shifting launch metrics  Refusing to add shareholders to board  Stock down 64% in 2022  Shareholders should not have to wait any longer to be represented on the board of their company

 Let Amarin’s actions speak louder than their words  31  Given their history, Amarin leadership’s words are not worth much  Shareholders are not represented on the Board  Amarin added 7 directors in the past 2 years and NONE of them are shareholder representatives  Directors do not have skin in the game  Unlike shareholders, the directors were largely granted shares, not purchased on the open market  Despite the stock trading down to ~$1/share, Amarin directors personally purchased few shares  Coddling management team despite NUMEROUS missteps  Under Karim’s watch, Amarin returned -64% just in 2022 alone  Chairman Per Wold-Olsen still states: “…Our assessment is that this team is delivering”  A culture of shifting blame and moving goalposts  From delays in European launch, to international approvals including Puerto Rico, to mischaracterization of their engagements with Sarissa, shareholders want a board that holds the management team accountable   By what reasonable metric?

 VOTE THE BLUE PROXY CARD FOR CHANGE AT AMARINDO NOT VOTE the WHITE proxy cardVote “FOR” the election of Sarissa nominees Vote “FOR” the removal of Chairman Per Wold-Olsen The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT IN ORDER FOR YOUR VOTE TO BE VALID SARISSA MUST SUBMIT YOUR VOTE BEFORE 10 AM EST (NEW YORK TIME) ON FEBRUARY 22, 2023. THEREFORE, WE ARE ASKING THAT ALL HOLDERS SUBMIT THEIR VOTE BY TUESDAY, FEBRUARY 21, 2023 (THE NIGHT BEFORE) OR THE EARLIEST TIME POSSIBLE.   32  For additional information, please visit  https://www.freeamarin.com

 33  VOTING FOR ADS HOLDERS (holding shares through a bank or brokerage firm) WILL BE RECEIVING THE BLUE VOTING INSTRUCTION FORM:  Voting by Mail – Sign, date and return your BLUE Voting Instruction Form in the postage paid envelope provided.  Voting by Internet – Locate the URL voting website listed on your BLUE Voting Instruction Form (most holders will have www.proxyvote.com). Please have your BLUE Voting Instruction Form in hand and enter your 16-digit control number located on it and follow the simple voting instructions.   Vote by Phone – Locate the control number featured on your BLUE Voting Instruction Form. Dial the toll-free telephone number on your BLUE Voting Instruction Form.  The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT IN ORDER FOR YOUR VOTE TO BE VALID SARISSA MUST SUBMIT YOUR VOTE BEFORE 10 AM EST (NEW YORK TIME) ON FEBRUARY 22, 2023. THEREFORE, WE ARE ASKING THAT ALL HOLDERS SUBMIT THEIR VOTE BY TUESDAY, FEBRUARY 21, 2023 OR THE EARLIEST TIME POSSIBLE.  ADS holders are strongly encouraged to submit their votes as soon as possible (on or before February 21, 2023) or risk having their votes not counted

 If you have any questions regarding your BLUE proxy card or voting instruction form or need assistance in executing your proxy card or voting instruction form, please contact:  34  D.F. King & Co., Inc.   48 Wall Street   New York, New York 10005   Shareholders call toll-free: (800) 331-7024   Banks and Brokers call: (212) 269-5550   By Email: AMRN@dfking.com  VOTE THE BLUE PROXY CARD BY 11:59 PM EST (NEW YORK TIME) ON TUESDAY, FEBRUARY 21, 2023 TO ENABLE SARISSA TO SUBMIT ALL PROXY CARDS BY TUESDAY, FEBRUARY 22, 2023.

 Disclosures  GENERAL CONSIDERATIONS  This presentation is for general information purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise).   The views expressed in this presentation represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively, “Sarissa”), which beneficially own shares of Amarin Corporation plc (the “Company”) and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa’s conclusions.   Sarissa has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Sarissa does not endorse third-party estimates or research that are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or any other regulatory agency or from any third party, is accurate. Past performance is not an indication of future results.  Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither Sarissa nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. The figures presented herein may not have been calculated using generally accepted account principles (“GAAP”) or international financial reporting standards (“IFRS”) or audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects, and there can be no assurance that the unrealized values reflected herein will be realized. Further, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material, or that any of the assumptions provided in this presentation are accurate. This presentation does not recommend the purchase or sale of any security.  Sarissa disclaims any obligation to update the data, information or opinions contained in this presentation.  35

 Disclosures  NOT AN OFFER TO SELL OR BUY  Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security and should not be construed as legal, tax, investment or financial advice or advice on the merits of any investment decision. Sarissa currently beneficially owns shares of the Company. Sarissa is in the business of buying and selling securities and intends to continue trading in the securities of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, regardless of the views expressed in this presentation. Sarissa reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, and to change its intentions with respect to investments in the Company at any time as it deems appropriate, and disclaims any obligation to notify the market or any other party of any such changes, except as required by law.  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS  This presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.  36

 Disclosures  CONCERNING INTELLECTUAL PROPERTY  All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Sarissa’s use herein does not imply an affiliation with or endorsement by the owners of these service marks, trademarks and trade names.  ADDITIONAL INFORMATION  Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of the Company at the general meeting of the Company for the election of Sarissa’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.  The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).  37